ATHEY PRODUCTS CORPORATION
                             1839 SOUTH MAIN STREET
                     WAKE FOREST, NORTH CAROLINA 27587-9289

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 25, 2000

       The 2000 Annual Meeting of the Stockholders of Athey Products Corporation ("Athey" or the "Company"), a Delaware corporation, will be held at the executive offices of the Company located at 1839 South Main Street, Wake Forest, North Carolina, on Thursday, May 25, 2000 at 11:00 A.M., for the following purposes:

       1. To fix the number of directors of the Company at five and to elect a board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected or appointed;

       2. To ratify the appointment of the accounting firm of McGladrey & Pullen, LLP as independent auditors for the Company for the current year; and

       3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

       These items are fully discussed in the following pages, which are made part of this notice. Only stockholders of record on the books of the Company at the close of business on April 10, 2000 will be entitled to notice of and to vote at the annual meeting. A list of such stockholders entitled to vote will be available at the Company's office at 1839 South Main Street, Wake Forest, North Carolina 27587-9289, at the time and place of the meeting, and during the ten days prior to the Annual Meeting.

       Stockholders are requested to complete, date, sign and return the enclosed proxy card as promptly as possible. The giving of such proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

       If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy issued in your name.

       Whether or not you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                        By Order of the Board of Directors

                                        WILLIAM H. WARDEN
                                        CFO, VP-Finance, Treasurer & Corporate
                                        Secretary

Wake Forest, North Carolina
April 24, 2000

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                           ATHEY PRODUCTS CORPORATION
                             1839 SOUTH MAIN STREET
                     WAKE FOREST, NORTH CAROLINA 27587-9289



                                 APRIL 24, 2000

                                 PROXY STATEMENT

                     SOLICITATION AND REVOCATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Athey Products Corporation ("Athey" or the "Company") for use at the 2000 Annual Meeting of the Stockholders of the Company to be held May 25, 2000, at 11:00 A.M., Eastern Time, at the Company's offices located at 1839 South Main Street, Wake Forest, North Carolina, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         The shares represented by the accompanying Proxy will be voted if the Proxy is properly signed and received by the Company prior to the time of the meeting. Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no specification is made, the Proxy will be voted for the nominees for director named herein and for all other proposals. Any stockholder giving the accompanying Proxy has the right to revoke it by notifying the Company, in writing at any time prior to the voting of the Proxy. A Proxy is revoked if the person giving the Proxy attends the meeting and elects to vote in person.

         The cost of preparing, assembling and mailing this Proxy Statement and form of Proxy, and the costs of soliciting proxies relating to the meeting, will be borne by the Company. It is contemplated that the original solicitation of proxies by mail will be supplemented by telephone, telegraph, and personal solicitation by officers, directors and other regular employees of the Company, and no additional compensation will be paid to such individuals. The Company will also request brokers and other nominees or fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. These materials are first being mailed to stockholders on or about April 24, 2000.

                              ELECTION OF DIRECTORS

         The By-Laws of the Company provide for a board of not less than three nor more than ten directors, as from time to time shall be determined by a majority of the votes to which all of the stockholders of the Company are at the time entitled. The Board of Directors of the Company has recommended to the stockholders that the number of directors be fixed at five (5), subject to the approval of the stockholders at the 2000 Annual Meeting. Directors will be elected at the meeting to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall have qualified. The affirmative vote of a plurality of the votes cast is required to fix the number of directors at five and to elect directors. Abstentions and broker non-votes will not be counted in determining the number of shares voted for fixing the number of directors at five and in favor of any nominee for director. The proxies returned to the Board of Directors pursuant to this solicitation will be voted by the persons named therein for fixing the number of directors at five and for the election of the following persons as directors. The Board of Directors is not aware of any other person intending to propose nominees for director. Should any nominee be unable to accept the office of director (which is not presently anticipated), it is intended that the persons named in the proxy will vote for election of such other persons as they shall determine.

         The following table sets forth (i) the name, principal occupation, age, length of service and ownership of Common Shares (as defined below) of the Company (by number of shares and as a percentage of the total outstanding) of each nominee for director and (ii) the Company's current executive officers and directors as a group.

                                                                                          COMMON SHARES
                                                                                          BENEFICIALLY
                                                                       DIRECTOR            OWNED AS OF             PERCENT
      NAME AND PRINCIPAL OCCUPATION (1)                       AGE        SINCE           MARCH 20, 2000(2)         OF CLASS
      ---------------------------------                       ---      ---------        ------------------         --------
John F. McCullough (3)..................................      74         1975                1,597,726              41.98%
  Chairman of the Board of the
  Company and Chairman of
  Orton/McCullough Crane Company, Inc.
  Oak Brook, Illinois
Martin W. McCullough (3)..............................        42         1985                   12,632                 *
  Director of the Company and
  President of
  Orton/McCullough Crane Company, Inc.
  Huntington, Indiana
Richard A. Rosenthal......................................    67         1977                    5,691                 *
  Director of the Company and
  Retired Director of Athletics
  University of Notre Dame
  South Bend, Indiana
Thomas N. Nelson............................................  62         1998                    2,325                 *
  Director, President and Chief Executive
  Officer of the Company
Joseph L. Dindorf...........................................  59         1999                    1,000                 *
  Director of the Company
  Retired President and CEO of
  Hein-Werner Corporation
  Brookfield, Wisconsin
William H. Warden.........................................    56            -                        -                 *
  Chief Financial Officer,
  Vice-President- Finance,
  Treasurer and Corporate Secretary
Executive officers and directors as
  a group (6 persons)....................................                                    1,619,374              42.55%

* Less than one percent.

    (1) Each executive officer's and director's principal occupation and employment for the last five years has been listed above, except for John F. McCullough, Martin W. McCullough, Thomas N. Nelson and William
         H. Warden. Prior to May 1997, Mr. John F. McCullough was Chairman & President, and Mr. Martin W. McCullough was Vice-President and General Manager of, Orton/McCullough Crane Company, Inc. In May 1997, Mr. Martin W. McCullough became President of Orton/McCullough Crane Company, Inc. and Mr. John F. McCullough continued as Chairman. Prior to June 1996, Mr. Nelson was Product Sales Manager for Bucyrus-Erie Company, South Milwaukee, Wisconsin. From June 1996 to May 1998, Mr. Nelson was Director of Sales & Marketing for the Company. Mr. Nelson was elected as Vice-President, Sales & Marketing of the Company on May 11, 1998, and was elected President and Treasurer on December 16, 1998. Mr. Rosenthal is a director of the following companies: Advanced Drainage Systems, Inc., Columbus, Ohio; Beck Corporation, Elkhart, Indiana; CID Equity Partners, Indianapolis, Indiana; LaCrosse Footwear, Inc., LaCrosse, Wisconsin; RFE Investment Partners, New Canaan, Connecticut; and St. Joseph Capital Corporation, Mishawaka, Indiana. Mr. Joseph L. Dindorf is the retired President and Chief Executive Officer of Hein-Werner Corporation. Prior to December 21, 1998, Mr. Warden was CFO and VP-Administration for Touch Scientific Inc.

    (2) Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

    (3) Common shares shown as owned by Mr. John F. McCullough are owned of record by Orton/McCullough Crane Company, Inc., of which Mr. John F. McCullough is an officer and principal shareholder (see "Security Ownership of Certain Beneficial Owners and Management"). Mr. John F. McCullough disclaims beneficial ownership of such shares. Mr. John F. McCullough is the father of Mr. Martin W. McCullough.

         The term of office all such directors elected would be until their successors are elected and qualified, scheduled for the next annual meeting.

         The Board of Directors of the Company has an audit committee consisting of Messrs. Joseph L. Dindorf, Martin W. McCullough, and Richard A. Rosenthal. The audit committee, which held two meetings in 1999, recommends the appointment of the Company's independent auditors, determines the scope of the annual audit to be made, reviews the conclusions of such auditors and reports the findings and recommendations thereof to the Board of Directors. There are no nominating or compensation committees. The total number of meetings of the Board of Directors during 1999 was five. During 1999, each director listed attended all of the meetings of the Board and committees thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR FIXING THE NUMBER OF DIRECTORS AT FIVE AND THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

                            RATIFICATION OF AUDITORS

         The Board of Directors has appointed McGladrey & Pullen, LLP, independent certified public accountants, to audit the books and accounts of the Company for the fiscal year ended December 31, 2000, subject to the approval of the stockholders. A representative of McGladrey & Pullen, LLP will be present at the meeting. He will have the opportunity to make a statement, if he so desires, and will respond to appropriate questions which are raised orally at the meeting or which are submitted in writing to the Company, before the meeting. If the stockholders do not ratify the appointment of McGladrey & Pullen, LLP the selection of other independent certified public accountants will be considered by the Board of Directors.

         During the fiscal year ended December 31, 1999, the only services rendered by McGladrey & Pullen, LLP were auditing services, consisting of the annual audit, reviews of the annual report on Form 10-K and the annual report to stockholders, annual audit of the Company's 401(k) plan, consulting on quarterly filings and other matters, and review of federal and state income tax returns.

         The affirmative vote of a majority of the shares voting at the meeting at which a quorum is present is required to ratify the appointment of auditors. Abstentions and broker non-votes will not be counted in determining the number of shares voted for the proposal to appoint McGladrey & Pullen, LLP or for any other proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

         The Board of Directors has fixed the close of business on April 10, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting, and only holders of record of the common stock of the Company, par value $2.00 per share (the "Common Shares"), at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof. At the close of business on April 10, 2000, the record date, there were outstanding 3,805,608 Common Shares.

         Each Common Share is entitled to one vote on all matters. A majority of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at the meeting.

         The following table sets forth information as of April 10, 2000, regarding each person who was known by the Company to own beneficially more than 5% of the outstanding Common Shares of the Company:

                                                      AMOUNT AND
                                                      NATURE OF
                                                      BENEFICIAL
                                                      OWNERSHIP
                       NAME AND ADDRESS OF            OF COMMON        PERCENT
                        BENEFICIAL OWNER              SHARES (3)       OF CLASS
                        ----------------              ----------       --------

Orton/McCullough Crane Company, Inc. (1)...........   1,597,726         41.98%
    1244 East Market Street
    Huntington, Indiana 46750

Isometrics, Inc. (2)...............................     247,372          6.50%
    1266 North Scales Street
    Post Office Box 660
    Reidsville, North Carolina 27320

 Franklin Resources, Inc...........................     198,000          5.20%
    777 Mariners Island Blvd.
    P.O. Box 7777
    San Mateo, California 94403-7777


        (1) Mr. John F. McCullough, an officer and principal shareholder of Orton/McCullough Crane Company, Inc., may be deemed to share beneficial ownership of the shares shown as beneficially owned by Orton/McCullough Crane Company, Inc., although he disclaims beneficial ownership of such shares.

        (2) Mr. Dennis M. Bracy, the president, director and majority shareholder, of Isometrics, Inc., may be deemed to share beneficial ownership of the shares shown as beneficially owned by Isometrics, Inc.

        (3) Shares shown as owned by Orton/McCullough Crane Company, Inc., Isometrics, Inc. and Franklin Resources, Inc. are as reported on the latest Schedule 13D or 13G filings by such entities, respectively.



     The Common Shares are the only class of outstanding voting securities of the Company. Also, as of April 10, 2000, all executive officers and directors of the Company owned of record and beneficially, 1,619,374 Common Shares, or approximately 42.55% of the outstanding Common Shares, including the shares of Orton/McCullough Crane Company, Inc. shown above.

     It is the understanding of management that all officers and directors intend to vote for the election of the directors nominated and for all proposals.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, based solely on review of reports furnished to it, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with, except that Mr. Dindorf inadvertently filed late his Form 3 initial statement of beneficial ownership showing his election as a director of the Company.

                        COMPENSATION AND RELATED MATTERS

SUMMARY COMPENSATION TABLE

         The following table sets forth the aggregate compensation paid by the Company for services rendered in all capacities to the Company during the Company's last three fiscal years to all those individuals serving the Company as President or Chief Executive Officer during 1999. No other executive officer of the Company was paid compensation for 1999 in excess of $100,000.

                                                     Annual Compensation
                                                     -------------------
                                                                                                           Other Annual
Name and                                                               Salary                  Bonus       Compensation
Principal Positions                                  Year                $                       $              $
-------------------                                  ----       -------------------        --------------  ------------
Thomas N. Nelson (1)
  President, CEO and Director                        1999            100,692                  10,000 (2)      3,021 (3)
                                                     1998             83,206                     -            2,496 (4)
                                                     1997             80,000                     -            2,400 (5)

        (1) Prior to being elected President and Chief Executive Officer on June 3, 1999, Mr. Nelson was President and Treasurer of the Company. Prior to December 16, 1998, Mr. Nelson served as the Company's Vice-President of Sales and Marketing.

        (2) Bonus earned in 1999, and paid in March 2000.

        (3) Payments included in this amount for the fiscal year ended December 31, 1999 consist of:

            (a) Company contributions of $3,021 to the Athey Products Corporation Employees 401(k) Plan (the "401(k) Plan"), which is a defined contribution salary reduction 401(k) Plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

        (4) Payments included in this amount for the fiscal year ended December 31, 1998 consist of:

            (a) Company contributions of $2,496 to the Athey Products Corporation Employees 401(k) Plan (the "401(k) Plan"), which is a defined contribution salary reduction 401(k) Plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

        (5) Payments included in this amount for the fiscal year ended December 31, 1997 consist of:

            (a) Company contributions of $2,400 to the Athey Products Corporation Employees 401(k) Plan (the "401(k) Plan"), which is a defined contribution salary reduction 401(k) Plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

COMPENSATION REPORT

The Company's executive officer compensation program as in effect for 1999 consisted of (i) base salary established on the basis of non-quantitative factors such as positions of responsibility and authority, years of service and annual performance evaluations and (ii) a cash-based incentive bonus plan which is based upon the Company's performance and profitability. Executive officers (including the Chief Executive Officer) were also eligible in 1999 to participate in various Company benefit plans, which are intended to provide a safety net of coverage against various events, such as death, disability and retirement.

The Board's compensation program objectives are designed to attract, motivate, reward and retain qualified personnel for positions of substantial responsibility. In keeping with this policy, additional compensation for executive officers and managers is administered through a cash-based incentive bonus plan which is based upon the Company's performance and profitability. Small bonuses were paid for 1999 in March 2000. No bonuses were paid under the bonus plan for the previous past four years. The Company has no long-term incentive or stock option plans or stock appreciation rights.

Mr. Nelson received $100,692 in base salary from the Company in 1999 serving as President and Chief Executive Officer and $80,000 in base salary from the Company in 1998 and 1997, respectively, serving as Vice-President Marketing and Sales and President of the Company. Mr. Nelson received $3,021 in 1999, $2,496 in 1998, and $2,400 in 1997, from Company contributions 401(k) Plan.


BOARD OF DIRECTORS
Joseph L. Dindorf
John F. McCullough
Martin W. McCullough
Thomas N. Nelson
Richard A. Rosenthal


DIRECTOR COMPENSATION

         Directors who are employees of the Company do not receive fees for attendance at director's meetings, but directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of directors and stockholders. Mr. John F. McCullough is paid $100,000 annually by the Company for serving as Chairman of the Board of Directors. Directors who are not employees of the Company are paid $18,000 a year by the Company for serving as directors. No other remuneration was paid as directors' fees in 1999. No directors were paid additional compensation for committee participation or special assignments in 1999.

COMMON STOCK PERFORMANCE

         The Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance of a broad equity market index and either a peer company, or, if a peer company is not available, a published industry or line-of-business index. The Company's stock is traded on the NASDAQ SmallCap Market and one appropriate comparison is with the NASDAQ Total Return Index for U.S. companies. Additionally, the Company's performance may be compared to the NASDAQ Transportation Stock Index (specifically SIC Code
3711).

        [COMPARISON GRAPH APPEARS HERE WITH THE FOLLOWING PLOT POINTS]

                                           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (1)
  ----------------------------------------------------------------------------------------------------------------------------------
                                                                 1994          1995       1996        1997         1998        1999
                                                                 ----          ----       ----        ----         ----        ----
  NASDAQ Total Return Index                                      $100          $140       $172        $210         $294        $547
  NASDAQ Transportation Stock Index                              $100          $124       $138        $161         $148        $151
  Athey Products Corporation                                     $100           $66        $63         $64          $38         $32
  ----------------------------------------------------------------------------------------------------------------------------------

        (1) Assumes that the value of the investment in the Common Shares of Athey Products Corporation, the NASDAQ Total Return Index for U.S. companies and the NASDAQ Transportation Stock Index, was $100 on December 31, 1994 and that all dividends were reinvested.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         The Board of Directors as a whole (with the exception of the President and Chief Executive Officer) establishes the compensation of the President and Chief Executive Officer and reviews and approves compensation for all other officers based on the recommendation of the President and Chief Executive Officer.

         No director or nominee for director is a controlling person of the Company, except for Mr. John F. McCullough, a director of the Company and a principal stockholder of Orton/McCullough Crane Company, Inc., which owned 1,597,726 shares of the Company's common stock, or 41.98%, as of April 10, 2000.

                                  ANNUAL REPORT

         The Company's Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the Annual Report, and it is not to be considered as constituting any part of the proxy soliciting material.

                              STOCKHOLDER PROPOSALS

         In order for stockholder proposals intended to be presented at the Company's 2001 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement and form of proxy for such meeting, they must be received by the Company at its office at 1839 South Main Street, Wake Forest, North Carolina 27587-9289 by December 29, 2000. Any such proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. It is suggested that any such proposal be submitted by certified mail -- return receipt requested.

                                  OTHER MATTERS

         Management knows of no other business likely to be brought before the meeting. If, however, other matters do come before the meeting, the persons named in the form of proxy or their substitutes will vote said proxy according to their best judgment.

         A copy of the Company's 1999 Form 10-K Report required to be filed with Securities and Exchange Commission will be mailed to stockholders without charge upon written request to: Athey Products Corporation, 1839 South Main Street, Wake Forest, North Carolina 27587-9289. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on April 10, 2000.

                                    By Order of the Board of Directors

                                    WILLIAM H. WARDEN
                                    CFO, VP-Finance, Treasurer & Corporate
                                    Secretary

Wake Forest, North Carolina
April 24, 2000

                         PROXY/VOTING INSTRUCTION CARD

                           ATHEY PRODUCTS CORPORATION

                             1839 South Main Street
                     Wake Forest, North Carolina 27587-9289

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John F. McCullough and Martin W. McCullough as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Athey Products Corporation (the "Company") held of record by the undersigned on April 10, 2000 at the annual meeting of stockholders to be held on May 25, 2000 or at any adjournment thereof. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED FOR FIXING THE NUMBER OF DIRECTORS OF THE COMPANY AT FIVE, FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2 AS INDICATED ON THE REVERSE SIDE HEREOF.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

------------------------------------         -----------------------------------

------------------------------------         -----------------------------------

------------------------------------         -----------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                           ATHEY PRODUCTS CORPORATION
--------------------------------------------------------------------------------

Mark box at right if an address change or comment has been             [ ]
noted on the reverse side of this card.



                                                      --------------------------
Please be sure to sign and date this Proxy.           Date
--------------------------------------------------------------------------------

--------Stockholder sign here-------------------------Co-owner sign here--------



1. Fixing the number of directors at five and election of Directors.

   Joseph L. Dindorf               For All     With-      For All
   John F. McCullough              Nominees    hold       Except
   Martin W. McCullough              [ ]       [ ]          [ ]
   Thomas N. Nelson
   Richard A. Rosenthal

   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                        For    Against   Abstain
2. Proposal to approve the appointment of McGladrey     [ ]      [ ]       [ ]
   & Pullen, LLP as the independent public
   accountants of the Company.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Proposals 1 and 2. The Board of Directors recommends a vote FOR Proposals 1 and 2.